UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009

GREEN BIKES RENTAL CORPORATION
(Exact name of registrant as specified in charter)

Nevada	333-150548	75-3265854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Route 306 Suite M#2922 Monsey, New York	10952
(Address of principal executive offices)	(Zip Code)

(604) 716-1675
Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.  Other Events.

On January 7, 2009, Green Bikes Rental Corporation (the “Company”) filed a Certificate of Amendment with the Secretary of State of Nevada, with an effective date of January 22, 2009, effecting the following corporate changes:

(1)	changing the Company’s name to Affinity Mediaworks Corp.;
(2)	increasing the authorized share capital of the Company to 200,000,000 common shares, $0.00001 par value; and
(3)	effecting a 20 for 1 forward-split of the Company’s issued and outstanding common shares.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

The name change, share capital increase and forward split were approved by a majority of the Company’s shareholders on January 6, 2009.

The forward split of the Company’s issued and outstanding common shares is payable upon surrender of existing certificates to the Company’s transfer agent.

Effective January 30, 2009, the Company will begin to trade on the Over the Counter Bulleting under the new ticker symbol “AFFP”, which reflects the name change and forward split.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits
Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BIKES RENTAL CORPORATION

Date: January 30, 2009	By:	/s/ Yulia Nesterchuk
Yulia Nesterchuk, President & C.E.O.